NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com	investor_relations@progressive.com

PROGRESSIVE REPORTS MARCH RESULTS

MAYFIELD VILLAGE, OHIO -- April 15, 2020 -- The Progressive Corporation (NYSE:PGR) today reported the following results for March and the first quarter of 2020:

	March			Quarter
(millions, except per share amounts and ratios; unaudited)	2020	2019	Change	2020	2019	Change
Net premiums written	$2,860.8	$2,959.7	(3)%	$9,871.3	$9,239.9	7%
Net premiums earned	$2,936.5	$2,668.6	10%	$9,430.7	$8,459.8	11%
Net income attributable to Progressive	$318.6	$194.8	64%	$692.7	$1,078.4	(36)%
Per share available to common shareholders	$0.54	$0.33	64%	$1.17	$1.83	(36)%
Total pretax net realized gains (losses) on securities	$(329.1)	$35.1	NM	$(553.6)	$414.5	NM
Combined ratio	77.1	87.0	(9.9) pts.	86.9	88.8	(1.9) pts.
Average diluted equivalent common shares	587.0	586.6	0%	586.9	586.6	0%
NM = Not Meaningful
Note: See the footnotes on page 5 and the Monthly Commentary at the end of the release for discussion.

	March
(thousands; unaudited)	2020	2019	Change
Policies in Force
Personal Lines
Agency – auto	7,164.6	6,609.1	8%
Direct – auto	8,126.3	7,335.3	11%
Total personal auto	15,290.9	13,944.4	10%
Total special lines	4,574.5	4,402.1	4%
Total Personal Lines	19,865.4	18,346.5	8%
Total Commercial Lines	759.7	711.6	7%
Property business	2,264.1	2,002.3	13%
Companywide Total	22,889.2	21,060.4	9%

Note: See Monthly Commentary at the end of the release for discussion.

Progressive offers personal and commercial insurance throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes auto-related primary liability and physical damage insurance, and general liability and property insurance, predominantly for small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
March 2020
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,860.8

Revenues:
Net premiums earned	$2,936.5
Investment income	78.7
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	223.5
Net holding period gains (losses) on securities	(552.6)
Total net realized gains (losses) on securities	(329.1)
Fees and other revenues	45.9
Service revenues	17.0
Total revenues	2,749.0

Expenses:
Losses and loss adjustment expenses	1,586.6
Policy acquisition costs	243.3
Other underwriting expenses	480.9
Investment expenses	1.9
Service expenses	17.3	Wrote off $2.9 million of software no longer in use.
Interest expense	16.3	See note 4 on page 7 regarding debt issued during the month.
Total expenses	2,346.3

Income before income taxes	402.7
Provision for income taxes	83.0
Net income	319.7
Net (income) loss attributable to noncontrolling interest (NCI)	(1.1)
Net income attributable to Progressive	318.6

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on fixed-maturity securities	(444.9)
Net unrealized losses on forecasted transactions	0.1
Other comprehensive income (loss)	(444.8)
Other comprehensive (income) loss attributable to NCI	3.9
Total comprehensive income (loss) attributable to Progressive	$(122.3)

1See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2019 audited consolidated financial statements included in our 2019 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
March 2020
(millions)
(unaudited)

	Year-to-Date
	2020	2019	% Change
Net premiums written	$9,871.3	$9,239.9	7

Revenues:
Net premiums earned	$9,430.7	$8,459.8	11
Investment income	241.2	252.9	(5)
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	315.2	46.1	NM
Net holding period gains (losses) on securities	(868.8)	392.7	NM
Net impairment losses recognized in earnings	0	(24.3)	(100)
Total net realized gains (losses) on securities	(553.6)	414.5	NM
Fees and other revenues	153.5	130.2	18
Service revenues	51.6	42.6	21
Total revenues	9,323.4	9,300.0	0

Expenses:
Losses and loss adjustment expenses	6,155.2	5,759.0	7
Policy acquisition costs	782.8	710.6	10
Other underwriting expenses	1,409.9	1,171.2	20
Investment expenses	5.3	6.2	(15)
Service expenses	47.5	38.1	25
Interest expense	48.0	47.4	1
Total expenses	8,448.7	7,732.5	9

Income before income taxes	874.7	1,567.5	(44)
Provision for income taxes	175.6	484.7	(64)
Net income	699.1	1,082.8	(35)
Net (income) loss attributable to noncontrolling interest (NCI)	(6.4)	(4.4)	45
Net income attributable to Progressive	692.7	1,078.4	(36)

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on fixed-maturity securities	62.8	301.1	(79)
Net unrealized losses on forecasted transactions	0.2	0.2	0
Other comprehensive income (loss)	63.0	301.3	(79)
Other comprehensive (income) loss attributable to NCI	(0.5)	(2.3)	(78)
Total comprehensive income attributable to Progressive	$755.2	$1,377.4	(45)

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
March 2020
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2020	2019

Net income attributable to Progressive	$318.6	$692.7	$1,078.4
Less: Preferred share dividends	2.2	6.7	6.7
Net income available to common shareholders	$316.4	$686.0	$1,071.7
Per common share:
Basic	$0.54	$1.17	$1.84
Diluted	$0.54	$1.17	$1.83

Comprehensive income (loss) attributable to Progressive	$(122.3)	$755.2	$1,377.4
Less: Preferred share dividends	2.2	6.7	6.7
Comprehensive income (loss) attributable to common shareholders	$(124.5)	$748.5	$1,370.7
Per common share:
Diluted	$(0.21)	$1.28	$2.34

Average common shares outstanding - Basic	584.7	584.7	583.5
Net effect of dilutive stock-based compensation	2.3	2.2	3.1
Total average equivalent common shares - Diluted	587.0	586.9	586.6

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2020	2019
Fully taxable equivalent (FTE) total return:
Fixed-income securities	(1.1)%	1.2%	2.3%
Common stocks	(13.4)%	(20.5)%	13.3%
Total portfolio	(2.1)%	(0.6)%	3.2%

Pretax annualized investment income book yield	2.6%	2.7%	3.1%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
March 2020
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business[1]	Business	Total
Net Premiums Written	$1,221.1	$1,270.1	$2,491.2	$212.6	$157.0	$2,860.8
% Growth in NPW	1%	1%	1%	(40)%	13%	(3)%
Net Premiums Earned	$1,190.6	$1,247.5	$2,438.1	$353.8	$144.6	$2,936.5
% Growth in NPE	8%	11%	10%	11%	15%	10%

GAAP Ratios
Loss/LAE ratio	52.7	51.8	52.2	61.7	65.1-	54.0
Expense ratio	21.5	23.4	22.5	24.7	30.0[2]	23.1
Combined ratio	74.2	75.2	74.7	86.4	95.1[2]	77.1
Net catastrophe loss ratio[3]			1.0	0.2	12.6	1.5

Actuarial Adjustments[4]
Reserve Decrease/(Increase)
Prior accident years						$(6.7)
Current accident year						3.0
Calendar year actuarial adjustment	$3.2	$4.9	$8.1	$(6.3)	$(5.5)	$(3.7)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(6.7)
All other development[5]						(63.7)
Total development[5]						$(70.4)

Calendar year loss/LAE ratio						54.0
Accident year loss/LAE ratio						51.6

1The net premiums written in the Commercial Lines transportation network company (TNC) businesses were reduced $110.5 million to reflect the decrease in actual miles driven during the month and a revised estimate of the miles to be driven during the remainder of the policy terms, which is the basis for determining the premiums written on the TNC policies.

2Included in both the expense ratio and combined ratio is 3.3 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 26.7 and a combined ratio of 91.8.

3Represents catastrophe losses incurred during the period, including the impact of reinsurance, if any, as a percent of net premiums earned.

4Represents adjustments solely based on our normally scheduled actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

5Included in all other development and total prior accident year development are about $103 million of reserve increases that were made during the month to reflect the impact that COVID-19 restrictions had on our estimates of ultimate costs to settle claims.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
March 2020
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$4,026.5	$4,297.4	$8,323.9	$1,144.1	$403.3	$9,871.3
% Growth in NPW	7%	9%	8%	(2)%	15%	7%
Net Premiums Earned	$3,828.7	$3,992.4	$7,821.1	$1,189.0	$420.6	$9,430.7
% Growth in NPE	9%	12%	10%	17%	16%	11%

GAAP Ratios
Loss/LAE ratio	64.7	65.7	65.2	68.1	58.2	65.3
Expense ratio	19.6	22.4	21.1	22.4	30.1[1]	21.6
Combined ratio	84.3	88.1	86.3	90.5	88.3[1]	86.9
Net catastrophe loss ratio[2]			0.5	0.1	10.0	0.9

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$(9.5)
Current accident year						1.6
Calendar year actuarial adjustment	$3.6	$5.3	$8.9	$(9.1)	$(7.7)	$(7.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(9.5)
All other development						(134.6)
Total development						$(144.1)

Calendar year loss/LAE ratio						65.3
Accident year loss/LAE ratio						63.8

1Included in both the expense ratio and combined ratio is 3.4 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 26.7 and a combined ratio of 84.9.

2Represents catastrophe losses incurred during the period, including the impact of reinsurance, if any, as a percent of net premiums earned.

3Represents adjustments solely based on our normally scheduled actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

March 2020
CONDENSED GAAP BALANCE SHEET:
Investments, at fair value:
Available-for-sale securities:
Fixed maturities[1] (amortized cost: $33,761.1)	$34,276.6
Short-term investments (amortized cost: $2,524.2)	2,524.2
Total available-for-sale securities	36,800.8
Equity securities:
Nonredeemable preferred stocks (cost: $1,017.5)	933.4
Common equities (cost: $1,113.2)	2,608.1
Total equity securities	3,541.5
Total investments[2,3]	40,342.3
Net premiums receivable	7,568.3
Reinsurance recoverables (including $3,443.7 on unpaid loss and LAE reserves)	3,639.6
Deferred acquisition costs	1,095.8
Goodwill and intangible assets	666.5
Other assets	2,952.7
Total assets	$56,265.2

Unearned premiums	$12,641.1
Loss and loss adjustment expense reserves	18,306.5
Other liabilities[2]	5,346.5
Debt[4]	5,394.0
Total liabilities	41,688.1
Redeemable noncontrolling interest (NCI)[5]	225.6
Shareholders' equity	14,351.5
Total liabilities, NCI, and shareholders' equity	$56,265.2

Common shares outstanding	585.3
Common shares repurchased - March	0
Average cost per common share	$0
Book value per common share	$23.68
Trailing 12-month return on average common shareholders' equity
Net income attributable to Progressive	26.8%
Comprehensive income attributable to Progressive	28.5%
Net unrealized pretax gains (losses) on fixed-maturity securities	$538.9
Increase (decrease) from February 2020	$(563.1)
Increase (decrease) from December 2019	$79.5
Debt-to-total capital ratio[4]	27.3%
Fixed-income portfolio duration	3.0
Weighted average credit quality	AA-
1 As of March 31, 2020, we held certain hybrid securities and recognized a change in fair value of $23.4 million as a realized loss during the period we held these securities.
2 At March 31, 2020, we had $598.0 million of net unsettled security transactions classified in “other liabilities.”
3 Includes $2.6 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company; the balance at March 31, 2020, includes the net proceeds of the Senior Notes issued during the month (see Note 4).
4 Includes $986.3 million of net proceeds from the March 2020 issuances of our 3.20% Senior Notes due 2030 and our 3.95% Senior Notes due 2050. Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.
5 On April 1, 2020, we acquired all of the remaining outstanding shares of ARX Holding Corp.

Monthly Commentary

•
During March, we began to experience the impact from the social distancing and shelter-at-home restrictions that were put in place in response to COVID-19. Net premiums written, losses and loss adjustment expenses (LAE), and underwriting expenses experienced the most significant changes during the month.

◦
The year-over-year reduction in net premiums written for the month reflects decreases in both new applications and average written premiums per policy, as well as the $110.5 million reduction in our transportation network company business net premiums written discussed on page 5. Compared to the same weeks in the prior year, for the first week of fiscal March, which was prior to the implementation of the COVID-19 restrictions, our personal auto new application growth was over 2%, while new auto applications decreased about 23% for the last three weeks of the month, which was after the COVID-19 restrictions were in effect. Policies in force growth was only down slightly from February month end as increases in renewal applications in part offset the decreases in new applications.

◦
The companywide loss/LAE ratio for March was 16.3 points lower than the ratio reported on a year-to-date basis through February 2020. For the month, the incurred losses and LAE reflect the decrease in auto accident frequency that we experienced as a result of the COVID-19 restrictions, and were in part offset by $103 million of reserve increases based on actuarial analysis of the ultimate costs of claims incurred through the end of the month.

◦
During the month, based on an evaluation of the recoverability of our premiums receivable in light of the billing leniencies we had in place during the month, including our program to not cancel or non-renew due to non-payment and pause collection efforts, and considering the impact of the moratoriums in place through May 15, 2020 on earned but uncollected premiums at month end, we recognized an additional allowance for doubtful accounts, which increased our underwriting expense ratio and combined ratio about 2.4 points. In addition to the expense impact, we estimate that there were about 200,000 personal auto policies that remained in force at month end as a result of the billing leniencies in place during the month.

•
In an effort to help our employees, customers, agents, and communities during these unprecedented times, in March we funded $8 million of donations through The Progressive Foundation to charities primarily focused on hunger, health, and homelessness. More information regarding these and other efforts we are undertaking as part of our "Apron Relief Program," can be found at progressive.com.

Events
We are currently scheduled to hold a quarterly Investor Relations conference call on Wednesday, May 6, 2020, at 9:30 a.m. eastern time; this quarter's event will not be simultaneously broadcast via webcast. The call is scheduled to last 60 minutes. Although our quarterly Investor Relations events typically include a presentation on a specific portion of our business, we will instead use all of the time for this event for a question and answer session with Tricia Griffith, our CEO, and John Sauerland, our CFO. We are currently planning to file our Quarterly Report on Form 10-Q with the SEC on Tuesday, May 5, 2020. If the dates of our events, which are always subject to change, are rescheduled, we will announce the change in a press release as soon as practical and publish it on our investor website. Details regarding access to the teleconference, or any event changes, will be available at: https://investors.progressive.com/events/default.aspx.

We plan to release April results on Wednesday, May 20, 2020, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes; it is the third largest auto insurer in the country, a leading seller of motorcycle and commercial auto insurance, and one of the top 15 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to:

•	our ability to underwrite and price risks accurately and to charge adequate rates to policyholders;

•	our ability to establish accurate loss reserves;

•	the impact of severe weather, other catastrophe events and climate change;

•	the effectiveness of our reinsurance programs;

•	the highly competitive nature of property-casualty insurance markets;

•	whether we innovate effectively and respond to our competitors’ initiatives;

•	whether we effectively manage complexity as we develop and deliver products and customer experiences;

•	how intellectual property rights could affect our competitiveness and our business operations;

•	whether we adjust claims accurately;

•	our ability to maintain a recognized and trusted brand;

•	our ability to attract, develop and retain talent and maintain appropriate staffing levels;

•	compliance with complex laws and regulations;

•	litigation challenging our business practices, and those of our competitors and other companies;

•	the impacts of a security breach or other attack involving our computer systems or the systems of one or more of our vendors;

•	the secure and uninterrupted operation of the facilities, systems, and business functions that are critical to our business;

•	the success of our efforts to develop new products or enter into new areas of business and navigate related risks;

•	our continued ability to send and accept electronic payments;

•	the possible impairment of our goodwill or intangible assets;

•	the performance of our fixed-income and equity investment portfolios;

•	the potential elimination of, or change in, the London Interbank Offered Rate;

•	our continued ability to access our cash accounts and/or convert securities into cash on favorable terms;

•	the impact if one or more parties with which we enter into significant contracts or transact business fail to perform;

•	legal restrictions on our insurance subsidiaries’ ability to pay dividends to The Progressive Corporation;

•	limitations on our ability to pay dividends on our common shares under the terms of our outstanding preferred shares;

•	our ability to obtain capital when necessary to support our business and potential growth;

•	evaluations by credit rating and other rating agencies;

•	the variable nature of our common share dividend policy;

•	whether our investments in certain tax-advantaged projects generate the anticipated returns;

•	the impact from not managing to short-term earnings expectations in light of our goal to maximize the long-term value of the enterprise; and

•
other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission, including, without limitation, the Risk Factors section of our Annual Report on Form 10-K for the year ending December 31, 2019.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.